UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 30, 2007
SYMBION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50574	62-1625480
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
     Symbion, Inc. (the “Company”) announced on April 24, 2007, that it had entered into a merger agreement with a newly formed subsidiary of Crestview Partners, L.P., a New York-based private equity firm (“Crestview”). Under the terms of the merger agreement, holders of Symbion common stock will receive $22.35 per share in cash for their shares. The transaction is expected to close in the third quarter of 2007, subject to satisfaction of the closing conditions set forth in the merger agreement. The Company will hold a special meeting of its stockholders to consider the merger. The meeting is scheduled for August 15, 2007, at 9:00 a.m., Central time, at the offices of Waller Lansden Dortch & Davis, LLP, 511 Union Street, Suite 2700, Nashville, Tennessee 37219.
     In connection with the proposed merger, Symbion filed a definitive proxy statement with the Securities and Exchange Commission on July 16, 2007. As disclosed in the proxy statement, on May 30, 2007, Tracy Swiderski filed a class action petition in the Chancery Court for Davidson County, Tennessee against the Company and all of the directors of the Company. On July 23, 2007, attorneys for Ms. Swiderski filed an amended complaint alleging, among other things, that the Company’s directors breached their fiduciary duties to the Company’s stockholders in approving the merger agreement and that the directors engaged in self-dealing. In addition, the amended complaint alleges that the proxy statement does not provide full disclosure of all material information. The allegedly inadequate disclosures regard, among other things, information relevant to the relationships between the Company, Crestview, and Bear, Stearns & Co. Inc. (“Bear Stearns”), the financial advisor engaged by the special committee of the Company’s board of directors in connection with its evaluation of the proposed merger and potential alternatives. Specifically, the amended complaint identifies statements in the proxy statement about Bear Stearns that the plaintiff contends are inconsistent. The amended complaint seeks, among other things, class certification and an injunction preventing the proposed merger, and a declaration that the directors breached their fiduciary duties. Management of the Company believes that the lawsuit is without merit, that no material information was omitted from the proxy statement, and that the statements about Bear Stearns identified by the plaintiff are not inconsistent. However, the Company is filing this report to clarify the disclosure about Bear Stearns identified in the plaintiff’s amended complaint.
     The proxy statement includes disclosure beginning on page 23 under the title “Opinion of Financial Advisor” about the fairness opinion delivered to the special committee of the Company’s board of directors by Bear Stearns. Included in such disclosure, on page 28 of the proxy statement, is a statement that Bear Stearns “has not previously been retained by the Company to provide investment banking and other services on matters unrelated to the activities of the special committee and the merger . . .” The fairness opinion delivered by Bear Stearns to the special committee is attached as Appendix B to the proxy statement and states, in part, that Bear Stearns “has previously provided Symbion certain investment banking and other services on matters unrelated to the merger . . .”

     As noted in the language of the fairness opinion, Bear Stearns did provide certain investment banking and other services to the Company for matters unrelated to the merger. These services related to two potential transactions that are referenced in the “Background of the Merger” section of the proxy statement. In February and March 2006, Bear Stearns provided certain advisory services to the Company relating to the interest of a strategic investor in the exploration of a potential acquisition of the Company. In late 2006, Bear Stearns provided certain advisory services to the Company in the exploration of the interest of financial sponsors in a potential transaction with the Company. However, no formal engagement letter was entered into between Bear Stearns and the Company, and Bear Stearns did not bill, or receive compensation, for its services. The statement on page 28 of the proxy statement that Bear Stearns had not been retained by the Company references the fact that no formal engagement letter was entered into between Bear Stearns and the Company, and that Bear Stearns was not compensated by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007	SYMBION, INC.
	By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance